UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9831 Romandel Ave.
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On August 14, 2009, New Century Companies, Inc.’s (the “Company,” “we” or “us”) management concluded that the Company’s interim consolidated financial statements for the three-month period ended March 31, 2009 contained in our quarterly report on Form 10-Q for the quarter ended March 31, 2009 needed to be restated and should no longer be relied upon. The Company intends to file an amendment of its March 31, 2009 Form 10-Q, which will contain restated financial statements.

     In connection with the preparation of our financial statements for the quarter ended June 30, 2009, we determined that the valuation of our derivative liabilities, certain contract related balances and a classification error, which we reported for the three-month period ended March 31, 2009 needed to be restated. Specifically, the financial statements will be restated to (i) change the valuation of our derivative liabilities, and (ii) record a credit to decrease the previously reported change in warrant value during the quarter ended March 31, 2009, and (iii) adjust our revenues, cost of sales, costs in excess of billings and billings in excess of costs in connection with our contract accounting.  For additional detail related to such restatement, please see Note 6 of the Company’s condensed consolidated financial statements included in its Form 10-Q for the period ended June 30, 2009.

     Our management has discussed the matters described in this Item 4.02 with members of our Board of Directors and our independent registered public accounting firm, KMJ Corbin & Company LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC. (Registrant)

Date: August 17, 2009	By:	/s/ DAVID DUQUETTE
David Duquette President and Chief Executive Officer